Exhibit 3.3

AMENDED AND RESTATED

BY-LAWS

of

ODYNE CORPORATION

(A New York Corporation)

ARTICLE I

Shareholders

Section 1.

Place of Meetings.  Meetings of shareholders shall be held at such place, either within or without the State of New York, as shall be designated from time to time by the Board of Directors. If the Board of Directors shall fail to fix such place, the meeting shall be held at the principal offices of the corporation.

Section 2.

Annual Meetings. Annual meetings of shareholders shall be held on such date of each year and at such time as shall be designated from time to time by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors by plurality vote and transact such other business as may properly be brought before the meeting.

Section 3.

Special Meetings. Special meetings of the shareholders may be called by the Board of Directors or by the President.

Section 4.

Notice of Meetings. Written notice of each meeting of the shareholders stating the place, date and hour of the meeting shall be given by or at the direction of the Board of Directors, either personally or by first-class mail to the shareholder's address as it appears in the records of the corporation, to each shareholder entitled to vote at the meeting; such notice will be given at least ten, but not more than fifty, days prior to the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his, her or its address as such address appears on the records of the corporation. Notice of any special meeting shall also state in general terms the purpose or purposes for which the meeting is called. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 5.

Quorum; Adjournments of Meetings.  The holders of a majority of the issued and outstanding shares of the capital stock of the corporation entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at such meeting, except as otherwise provided by statute or the certificate of incorporation; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting to another time or place, from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice, except as required by law, and any business may be transacted thereat which might have been transacted at the meeting as originally called.

Section 6.

Voting. At any meeting of the shareholders, every registered owner of shares entitled to vote may vote in person or by proxy and, except as otherwise provided by statute, in the Certificate of Incorporation or these By Laws, shall have one vote for each such share standing in his name on the books of the corporation. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, all corporate action, other than the election of directors, to be taken by vote of the shareholders shall be authorized by a majority of the votes cast at such meeting by the holders of shares entitled to vote thereon, a quorum being present.

Section 7.

Chairman of Meetings. The Chairman of the Board, if any, or, in his absence, the President shall preside at all meetings of the shareholders. In the absence of both the Chairman of the Board and the President, a majority of the members of the Board of Directors present in person at such meeting may appoint any other officer or director to act as chairman of the meeting.

Section 8.

Inspectors of Election.  The Board of Directors, or, if the Board shall not have made the appointment, the chairman presiding at any meeting of shareholders, shall have power to appoint one or more persons to act as inspectors at the meeting or any adjournment thereof, but no candidate for the office of director shall be appointed as an inspector at any meeting for the election of directors.

Section 9.

Secretary of Meetings.  The Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary, the chairman of the meeting shall appoint any other person to act as secretary of the meeting.

ARTICLE II

Board of Directors

Section 1.

Functions and Definitions. The business of the corporation shall be managed under the direction of the Board of Directors. The use of the phrase "entire Board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

Section 2.

Qualification and Number of Directors.  Each director shall be at least eighteen years of age.  A director need not be a shareholder, a citizen of the United States, or a resident of the State of New York.  The current Board of Directors shall consist of [five] persons. Hereafter, the number of directors shall be at least three, except that whenever all shares of the corporation's stock with voting power are owned beneficially and of record by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders. Subject to the foregoing limitation, the number of directors may be fixed from time to time by action of the shareholders or of the Board of Directors, or, if the number is not so fixed, the number shall be [five]. The number of directors may be increased or decreased by action of the shareholders or of the directors, provided that any action of the directors to effect such increase or decrease shall require the vote of the entire Board. No decrease shall shorten the term of any incumbent director.

Section 3.

Election and Term. The current Board of Directors shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Thereafter, directors who are elected at an annual meeting of shareholders shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

Section 4.

Vacancies. Any director may resign at any time upon written notice to the corporation. Whenever any vacancy shall occur in the Board of Directors by reason of death, resignation, increase in the number of directors or otherwise, it may be filled by a majority vote of the remaining directors then in office, although less than a quorum exists, or by the affirmative vote of the holders of the class of stock of the corporation, voting as a separate class, which would be entitled to elect a director to fill such vacancy at a meeting of shareholders. Directors who are elected in the interim to fill such vacancies shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

Section 5.

First Meeting. The first meeting of each newly elected Board of Directors, of which no notice shall be necessary, shall be held as soon after its election as the directors may conveniently assemble, for the election or appointment of officers for the ensuing year and the transaction of such other business as may be brought before such meeting.

Section 6.

Regular Meetings. Regular meetings of the Board of Directors, other than the first meeting, may be held without notice at such times and places as the Board of Directors may from time to time determine.

Section 7.

Special Meetings. Special meetings of the Board of Directors may be called by order of the Chairman of the Board, if any, the President, the Secretary or any two directors.  Notice of the time and place of each special meeting shall be given by or at the direction of the person or persons calling the meeting by mailing such notice at least three days before the meeting or by telephoning, telegraphing or delivering personally such notice at least twenty-four hours before the meeting to each director. Except as otherwise specified in the notice thereof, or as required by statute, the Certificate of Incorporation or these By-Laws, any and all business may be transacted at any special meeting.

Section 8.

Organization. Every meeting of the Board of Directors shall be presided over by the Chairman of the Board, if any, or, in his absence, the President. In the absence of the Chairman of the Board and the President, a presiding officer shall be chosen by a majority of the directors present. The Secretary of the corporation shall act as secretary of the meeting, but, in his absence, the presiding officer may appoint any person to act as secretary of the meeting.

Section 9.

Quorum; Vote.  A majority of the entire Board shall constitute a quorum for the transaction of business or of any specified item of business. The affirmative vote of not less than a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board.

Section 10.

Committees. Whenever the Board of Directors shall consist of more than three members, the Board of Directors, by resolution adopted by a majority of the entire Board, may designate from their number three or more directors to constitute an executive committee and other committees, each of which, to the extent provided in the resolution designating it, shall have the authority of the Board with the exception of any authority the delegation of which is prohibited by statute.

Section 11.

Action Without Meeting.  Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board of Directors consent in writing to the adoption of a resolution or resolutions authorizing the action, which resolution or resolutions, and the written consent thereto by the members of the Board of Directors, shall be filed with the minutes of the proceedings of the Board of Directors. Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

ARTICLE III

Officers

Section 1.

General. The Board of Directors may elect the officers of the corporation, which may include a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer and such other or additional officers (including, without limitation, a Chairman of the Board, one or more Vice-Chairmen of the Board, Assistant Secretaries and Assistant Treasurers) as the Board of Directors may designate. Any two or more offices may be held by the same person, except the offices of President and Secretary.

Section 2.

Term of Office; Removal and Vacancy.  Each officer shall hold his office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified, or until his earlier resignation or removal. Any officer or agent shall be subject to removal with or without cause at any time by the Board of Directors.  Vacancies in any office, whether occurring by death, resignation, removal or otherwise, may be filled by the Board of Directors.

Section 3.

Powers and Duties.  Each of the officers of the corporation, unless otherwise ordered by the Board of Directors, shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as from time to time may be conferred upon such officer by the Board of Directors. Unless otherwise ordered by the Board of Directors, the Chief Executive Officer or, if there is no such officer or such office is vacant, the President shall be the chief executive officer of the corporation.

Section 4.

Power to Vote Stock.  Unless otherwise ordered by the Board of Directors, the Chief Executive Officer, if any, and the President each shall have full power and authority on behalf of the corporation to attend and to vote at any meeting of stockholders of any corporation in which this corporation may hold stock, and may exercise on behalf of this corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting and shall have power and authority to execute and deliver proxies, waivers and consents on behalf of the corporation in connection with the exercise by the corporation of the rights and powers incident to the ownership of such stock. The Board of Directors, from time to time, may confer like powers upon any other person or persons.

ARTICLE IV

Capital Stock

Section 1.

Share Certificates. Certificates representing shares of the corporation shall be in such form complying with the applicable statute as the Board of Directors may from time to time prescribe and shall be signed by the Chairman of the Board or a Vice-Chairman of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

Section 2.

Transfer of Shares. Upon compliance with provisions restricting the transferability of shares, if any, shares of the corporation shall be transferable on the books of the corporation only by the holder of record thereof, in person or by a duly authorized attorney, upon surrender and cancellation of certificates for such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, and with such proof of the authenticity of the signature and of authority to transfer, and of payment of transfer taxes, as the corporation or its agents may require.

Section 3.

Ownership of Shares.  The corporation shall be entitled to treat the holder of record of any share or shares as the owner thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

ARTICLE V

Miscellaneous

Section 1.

Corporate Seal. The seal of the corporation, if any, shall be in such form as the Board of Directors from time to time shall approve.

Section 2.

Fiscal Year. The Board of Directors shall have the power to fix, and from time to time to change, the fiscal year of the corporation.

ARTICLE VI

Amendment

The Board of Directors shall have the power to adopt, amend or repeal the By-Laws of the corporation subject to the power of the shareholders to amend or repeal the By-Laws made or altered by the Board of Directors.

ARTICLE VII

Indemnification

The corporation shall indemnify any director or officer, and may indemnify any employee or agent, of the corporation to the full extent permitted by law.